Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS FOR FISCAL 2014 AND ITS $0.17 PER SHARE QUARTERLY DIVIDEND

Pompano Beach, Florida, May 5, 2014 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2014.  Net income was $18.0 million, or $0.90 diluted per share, for the year ended March 31, 2014, compared to net income of $17.2 million, or $0.86 diluted per share, for the year ended March 31, 2013, an increase to earnings per share of 4.7%.  Net income for the quarter ended March 31, 2014 was relatively flat at $4.5 million, or $0.23 diluted per share, compared to net income of $4.6 million, or $0.23 diluted per share, for the same quarter the prior year.  For the year ended March 31, 2014 net sales were $233.4 million, compared to $227.8 million for the year ended March 31, 2013, an increase of 2.4%. Net sales for the quarter ended March 31, 2014 were $48.6 million, compared to $51.1 million for the quarter ended March 31, 2013, a decrease of 4.9%.  Online sales for the year ended March 31, 2014 were approximately 79% of all sales, compared to 77% for the prior year.

Menderes Akdag, President and CEO, commented: “We were able to increase our gross margins for the quarter and decrease our operational expenses to improve our bottom line results for the fiscal year.   For the quarter ended March 31, 2014 our gross profit increased 24 basis points, which can be attributed to a cost reduction in certain brands.  For the fiscal year ended March 31, 2014 our operating expenses decreased by 83 basis points, mainly due to a reduction in advertising spending and the leveraging of our general and administrative expenses.  Sales were negatively impacted during the quarter due to the colder-than-normal weather.  Average order value was $75 for the fiscal year compared to $73 for the prior fiscal year, which was due mainly to a change in product mix to higher priced items. For fiscal 2015 we are focusing on improving our new order sales.”

The Board of Directors declared a quarterly dividend of $0.17 per share on its common stock.  The dividend will be payable on May 23, 2014, to shareholders of record at the close of business on May 16, 2014.  The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on May 5, 2014 until May 19, 2014 at 11:59 P.M.  To access the replay, call (866) 448-5648 (toll free) or (203) 369-1190 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2013.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$18,305	$18,155
Short term investments - available for sale	15,539	15,490
Accounts receivable, less allowance for doubtful accounts of $7 and $5, respectively	1,761	1,439
Inventories - finished goods	35,727	31,601
Prepaid expenses and other current assets	1,761	1,090
Deferred tax assets	1,062	982
Prepaid income taxes	54	-
Total current assets	74,209	68,757

Noncurrent assets:
Prepaid expenses	1,996	1,430
Property and equipment, net	1,310	2,132
Intangible asset	860	860
Total noncurrent assets	4,166	4,422

Total assets	$78,375	$73,179

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,768	$6,454
Accrued expenses and other current liabilities	2,325	2,381
Income taxes payable	-	162
Total current liabilities	8,093	8,997

Deferred tax liabilities	65	168

Total liabilities	8,158	9,165

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,190 and 20,109 shares issued and outstanding, respectively	20	20
Additional paid-in capital	1,578	-
Retained earnings	68,647	63,987
Accumulated other comprehensive loss	(37)	(2)

Total shareholders' equity	70,217	64,014

Total liabilities and shareholders' equity	$78,375	$73,179

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(UNAUDITED)
Sales	$48,632	$51,120	$233,391	$227,829
Cost of sales	31,169	32,885	155,774	150,708

Gross profit	17,463	18,235	77,617	77,121

Operating expenses:
General and administrative	4,868	5,152	21,352	21,592
Advertising	5,283	5,557	27,180	27,433
Depreciation	170	260	867	1,091
Total operating expenses	10,321	10,969	49,399	50,116

Income from operations	7,142	7,266	28,218	27,005

Other income (expense):
Interest income, net	44	42	185	306
Other, net	-	(2)	(4)	(5)
Total other income	44	40	181	301

Income before provision for income taxes	7,186	7,306	28,399	27,306

Provision for income taxes	2,660	2,704	10,427	10,141

Net income	$4,526	$4,602	17,972	$17,165

Net change in unrealized gain (loss)
on short and long term investments	1	12	(35)	(46)

Comprehensive income	$4,527	$4,614	$17,937	$17,119

Net income per common share:
Basic	$0.23	$0.23	$0.90	$0.86
Diluted	$0.23	$0.23	$0.90	$0.86

Weighted average number of common shares outstanding:
Basic	19,931	19,815	19,901	19,926
Diluted	20,046	19,968	20,043	20,049

Cash dividends declared per common share	$0.17	$0.15	$0.66	$1.60

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$17,972	$17,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	867	1,091
Share based compensation	1,479	1,943
Deferred income taxes	(183)	(76)
Bad debt expense	95	56
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(417)	77
Inventories - finished goods	(4,126)	(5,384)
Prepaid income taxes	(54)	199
Prepaid expenses and other current assets	(1,237)	(1,279)
Accounts payable	(686)	(165)
Accrued expenses and other current liabilities	(42)	(499)
Income taxes payable	(162)	162
Net cash provided by operating activities	13,506	13,290

Cash flows from investing activities:
Net change in investments	(84)	(5,189)
Purchases of property and equipment	(45)	(626)
Net cash provided by (used in) investing activities	(129)	(5,815)

Cash flows from financing activities:
Dividends paid	(13,326)	(31,972)
Purchases of treasury stock	-	(3,865)
Tax adjustment related to stock compensation	99	(284)
Net cash used in financing activities	(13,227)	(36,121)

Net increase (decrease) in cash and cash equivalents	150	(28,646)
Cash and cash equivalents, at beginning of year	18,155	46,801

Cash and cash equivalents, at end of year	$18,305	$18,155

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$10,727	$10,140

Retirement of treasury stock	$-	$3,865

Dividends payable in accrued expenses	$262	$276

Exhibit 99.1 Page 4 of 4